UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2013

HENRY SCHEIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On February 21, 2013, Butler Animal Health Supply, LLC (“Butler”), a majority-owned subsidiary of Henry Schein, Inc., repaid all of the outstanding obligations under the Credit Agreement, dated as of December 31, 2009, as amended on December 21, 2010 and May 27, 2011 (the “Butler Credit Agreement”), among Butler, as the borrower, the several lenders from time to time parties thereto (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, and the Butler Credit Agreement was terminated. The Butler Credit Agreement provided for a $50 million revolving credit facility and a $100 million term loan which were scheduled to mature in December 2014 and a $216 million term loan that was scheduled to mature in December 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.

Date: February 22, 2013	By:	/s/ Michael S. Ettinger
		Name:	Michael S. Ettinger
		Title:	Senior Vice President and General Counsel